Exhibit 10.57

Jody Bilney

OSI RESTAURANT PARTNERS, LLC
Amendment To
Amended and Restated
Officer Employment Agreement

THIS AMENDMENT TO AMENDED AND RESTATED OFFICER EMPLOYMENT AGREEMENT (“Amendment”) is entered into by and among OSI RESTAURANT PARTNERS, LLC, a Delaware limited liability company (the “Employer”) and JODY BILNEY (the “Employee”) to be effective for all purposes as of January 1, 2012.

WHEREAS, Employer employs Employee as Chief Brand Officer of the Employer pursuant to that certain Assignment and Amendment and Restatement of Officer Employment Agreement dated effective February 5, 2008 (the “Employment Agreement”); and

WHEREAS, the parties hereto desire to enter into this Amendment in order to change the Employment Agreement to reflect that the Employee has been promoted to Executive Vice President and Chief Brand Officer of the Employer.

NOW, THEREFORE, intending to be legally bound, for good consideration, receipt of which is acknowledged, the parties hereby agree as follows:

1.Recitals. The parties acknowledge and agree that the above recitals are true and correct and incorporated herein by reference.

2.Change of Employee's Title. The parties acknowledge and agree that all references in the Employment Agreement to the Employee being employed as Chief Brand Officer of the Employer are hereby amended to state that the Employee is employed as Executive Vice President and Chief Brand Officer of the Employer effective January 1, 2012.

3.Ratification. All other terms of the Employment Agreement as amended hereby are hereby ratified and confirmed by each party.

IN WITNESS WHEREOF, the parties have executed this Amendment effective as set forth above.

“EMPLOYEE”
/s/ Jody Bilney
JODY BILNEY

“EMPLOYER”

Attest:		OSI RESTAURANT PARTNERS, LLC,
a Delaware limited liability company

By:	/s/ Kelly Lefferts	By:	/s/ Joseph J. Kadow
	Kelly Lefferts, Assistant Secretary		Joseph J. Kadow, Executive Vice President